UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

1-6196 Commission file number	PIEDMONT NATURAL GAS COMPANY, INC. (a North Carolina corporation)	56-556998 IRS Employer Identification No.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210
704-364-3120

Registrant, State of Incorporation or Organization,
Address of Principal Executive Offices, and Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.
On September 13, 2018, Piedmont Natural Gas Company, Inc. (the “Corporation”) entered into Amendment No. 1 to the Term Loan Credit Agreement, dated as of September 13, 2018, among Piedmont Natural Gas Company, Inc., the lenders listed therein, U.S. Bank National Association, as Administrative Agent, and PNC Bank, National Association, Bank of New York Mellon and KeyBank, National Association, as Co-Documentation Agents (the “Amendment”). The original credit agreement was described in the Corporation’s Form 8-K filed on June 14, 2017. The Amendment increased the aggregate commitments under the facility to $350,000,000, and extended the maturity date of the facility to September 12, 2019. The proceeds of loans made under the amended credit agreement will be used by the Corporation for its general corporate purposes.

The disclosure in this Item 1.01 is qualified in its entirety by the provisions of the Amendment, which will be filed as an exhibit to the Corporation’s next Form 10-Q Quarterly Report.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT NATURAL GAS COMPANY, INC.

Date:	September 19, 2018	By:	/s/ Robert T. Lucas III
		Name:	Robert T. Lucas III
		Title:	Assistant Secretary